SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): April 24, 2017

NBL PERMIAN LLC
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	81-4972144
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 872-3100

Clayton Williams Energy, Inc.
6 Desta Drive, Suite 6500
Midland, TX
 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this
chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).          ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised
financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Introductory Note:

On April 24, 2017 (the “Closing Date”), Wild West Merger Sub, Inc. (“Merger Sub”), an indirect, wholly owned subsidiary of Noble Energy, Inc. (“Noble”), completed its merger (the “Merger”) with and into Clayton Williams Energy, Inc. (“CWEI”), as a result of which CWEI became an indirect, wholly owned subsidiary of Noble. On April 25, 2017, CWEI merged with and into NBL Permian LLC, an indirect, wholly owned subsidiary of Noble, with NBL Permian LLC continuing as the surviving company (the “Second Merger”).

References to “the Company” in this Current Report on Form 8-K refer to NBL Permian LLC and its consolidated subsidiaries as the surviving company in the Second Merger.

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of CWEI was held on April 24, 2017 (the “Special Meeting”). At the Special Meeting, Proposal 1 was approved by CWEI’s stockholders, and Proposal 3 was approved on an advisory basis by CWEI’s stockholders. Because sufficient proxies were returned to approve Proposal 1, no proposal to adjourn or postpone the Special Meeting was made, and therefore no vote was held on Proposal 2. The proposals are described in detail in the definitive proxy statement on Schedule 14A filed by CWEI with the SEC on March 23, 2017. At the Special Meeting, holders of more than 50% of the shares of common stock, par value $0.10 per share, of CWEI (each, a “CWEI Common Share”) outstanding and entitled to vote thereat were represented in person or by proxy. The voting results of the Special Meeting are set forth below.

Proposal 1 — Adoption of the Merger Agreement – CWEI’s stockholders adopted the Agreement and Plan of Merger (the “Merger Agreement”) dated January 13, 2017 between Noble, CWEI, Merger Sub and the Company. The voting results were 16,042,618 CWEI Common Shares “FOR,” 109,230 CWEI Common Shares “AGAINST,” and 16,505 abstentions.

Proposal 2 — Adjournment of Special Meeting to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the Special Meeting – Because sufficient proxies were returned to approve Proposal 1 and adopt the Merger Agreement, no proposal to adjourn or postpone the Special Meeting was made, and therefore no vote was held on this proposal.

Proposal 3 — Approval, on an advisory basis, of the payments that will or may be paid by CWEI to its named executive officers in connection with the Merger – CWEI’s stockholders approved, on an advisory (non-binding) basis, the compensation that may be paid to CWEI’s named executive officers in connection with the Merger, as described in the definitive proxy statement on Schedule 14A filed by CWEI with the SEC on March 23, 2017 under the caption “Interests of CWEI Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to CWEI’s Named Executive Officers.” The voting results were 15,966,833 CWEI Common Shares “FOR,” 127,056 CWEI Common Shares “AGAINST,” and 28,688 abstentions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

NBL PERMIAN LLC
(Registrant)

Date:	April 25, 2017	By:	/s/ Charles J, Rimer
Charles J. Rimer
President